PO Box 4333 Houston, TX 77210-4333 11 Greenway Plaza, Suite 1000 Houston, TX 77046-1173 713 626 1919 www.invesco.com/us
December    , 2013
Board of Trustees
AIM Investment Funds (Invesco Investment Funds) (the “Trust”)
11 Greenway Plaza, Suite 1000
Houston, Texas 77046-1173
Re:       Initial Capital Investment in New Portfolios of the Trust
Ladies and Gentlemen:
We are purchasing shares of the Invesco Macro International Equity Fund, Invesco Macro Long/Short Fund, Invesco Global Market Neutral Fund, Invesco Low Volatility Emerging Markets Fund, Invesco All Cap Market Neutral Fund and Invesco Long/Short Equity Fund (the “Funds”), new portfolios of the Trust, for the purpose of providing initial investment for the Funds. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.
We hereby agree to purchase shares equal to the following dollar amount for the Funds:

FUND AND CLASS	AMOUNT	DATE
Initial investment for the purpose of commencing operations

Invesco All Cap Market Neutral Fund –	$10,000,000	December 18, 2013
Class A	$4,490,000	December 18, 2013
Class C	$10,000	December 18, 2013
Class R	$10,000	December 18, 2013
Class Y	$4,490,000	December 18, 2013
Class R5	$500,000	December 18, 2013
Class R6	$500,000	December 18, 2013

Invesco Global Market Neutral Fund –	$10,000,000	December 18, 2013
Class A	$4,490,000	December 18, 2013
Class C	$10,000	December 18, 2013
Class R	$10,000	December 18, 2013
Class Y	$4,490,000	December 18, 2013
Class R5	$500,000	December 18, 2013
Class R6	$500,000	December 18, 2013

Invesco Long/Short Equity Fund –	$10,000,000	December 18, 2013
Class A	$4,490,000	December 18, 2013
Class C	$10,000	December 18, 2013
Class R	$10,000	December 18, 2013
Class Y	$4,490,000	December 18, 2013
Class R5	$500,000	December 18, 2013
Class R6	$500,000	December 18, 2013

December    , 2013

FUND AND CLASS	AMOUNT	DATE
Invesco Low Volatility Emerging Markets Fund –	$3,000,000	December 18, 2013
Class A	$1,340,000	December 18, 2013
Class C	$10,000	December 18, 2013
Class R	$10,000	December 18, 2013
Class Y	$1,340,000	December 18, 2013
Class R5	$150,000	December 18, 2013
Class R6	$150,000	December 18, 2013

Invesco Macro International Equity Fund –	$7,000,000	December 18, 2013
Class A	$3,140,000	December 18, 2013
Class C	$10,000	December 18, 2013
Class R	$10,000	December 18, 2013
Class Y	$3,140,000	December 18, 2013
Class R5	$350,000	December 18, 2013
Class R6	$350,000	December 18, 2013

Invesco Macro Long/Short Fund –	$13,000,000	December 18, 2013
Class A	$5,840,000	December 18, 2013
Class C	$10,000	December 18, 2013
Class R	$10,000	December 18, 2013
Class Y	$5,840,000	December 18, 2013
Class R5	$650,000	December 18, 2013
Class R6	$650,000	December 18, 2013

December    , 2013

We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Trust.
We further agree to provide the Trust with at least three business day’s advance written notice of any intended redemption of amounts invested for the purpose of commencing operations and agree that we will work with the Trust with respect to the amount of such redemption so as not to place a burden on the Trust and to facilitate normal portfolio management of the Funds.
Sincerely yours,
INVESCO ADVISERS, INC.

John M. Zerr
Senior Vice President

cc:	Mark Gregson
Katherine Hernandez